UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by the Registrant ☒    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GENEREX BIOTECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)           Title of each class of securities to which transaction applies:

2)           Aggregate number of securities to which transaction applies:

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)           Proposed maximum aggregate value of transaction:

5)           Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

EXPLANATORY NOTE

On August 27, 2010, Generex Biotechnology Corporation released the following press release in connection with its solicitation of proxies for its Special Meeting of Stockholders scheduled for September 17, 2010:

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GENEREX INFORMS STOCKHOLDERS OF MINIMUM EXCHANGE RATIO FOR REVERSE STOCK SPLIT PROPOSAL TO BE CONSIDERED AT THE SPECIAL MEETING OF STOCKHOLDERS ON SEPTEMBER 17, 2010

WORCESTER, MA, August 27, 2010 (GlobeNewswire) – Generex Biotechnology Corporation (NasdaqCM: GNBT, www.generex.com), the leader in drug delivery for metabolic diseases through the inner lining of the mouth, today made available the following letter to stockholders relating to the special meeting to be held on September 17, 2010:

August 27, 2010

Dear Stockholder:

We recently mailed you proxy materials for the special meeting of stockholders to be held on Friday, September 17, 2010 to consider the following items of business:

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To approve an amendment to our Restated Certificate of Incorporation (i) to effect a reverse stock split of our common stock, at an exchange ratio of not less than 1-for-2 and not more than 1-for-10 at any time prior to September 16, 2011 (the implementation of the reverse stock split, ratio and timing of which will be subject to the discretion of the Board of Directors), and (ii) following the reverse stock split, if implemented, to reduce the number of authorized shares of common stock from 750,000,000 to 500,000,000 unless the Board of Directors utilizes a ratio of not more than 1-for-2, in which case, the number of authorized shares of common stock will be maintained at 750,000,000.

•	To approve the adjournment of the Generex special meeting, if necessary, to solicit additional proxies for the foregoing proposal; and

•	To conduct any other business as may properly come before the Generex special meeting or any adjournment or postponement thereof.

The proxy statement contained three typographical errors regarding the minimum exchange ratio at which the reverse stock split may be effected.  In each instance, the proxy statement incorrectly referred to the “exchange ratio of not less than 1-for-3 and not more than 1-for-10.”  The minimum exchange ratio at which the reverse stock split may be effected is “not less than 1-for-2 and not more than 1-for-10.”  The typographical errors appear in response to the following questions in the proxy statement:

•	Page 1 – What are the items of business for the meeting?

•	Page 2 – What if I return my proxy card but do not provide voting instructions?

•	Page 4 – What am I voting on?

Please note these corrections for future reference.  We have filed a corrected version of the proxy statement with the Securities and Exchange Commission and have made the corrected version available to stockholders on the Internet at www.generex.com/proxy.

Your vote is very important. Whether or not you plan to attend the special meeting of stockholders, we urge you to vote and to submit your proxy over the Internet, by telephone or by mail in accordance with the instructions included in the proxy materials that were mailed to stockholders.  Please note that the proposal concerning the reverse stock split is deemed to be “non-routine” and therefore requires you to provide specific voting instructions in order for your vote to be counted for this proposal.

Thank you for your continued support of Generex.

Very truly yours,

/s/ Rose C. Perri
__________________________________
Rose C. Perri
Secretary

About Generex Biotechnology Corporation

Generex is engaged in the research, development and commercialization of drug delivery systems and technologies.  Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs).  Generex's proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using Generex's proprietary RapidMist™ device.  Generex's flagship product, buccal insulin (Generex Oral-lyn™), which has been approved in Lebanon, Algeria, and Ecuador for the treatment of subjects with Type-1 and Type-2 diabetes, is in Phase III clinical trials at several sites around the world. Antigen Express, Inc. is a wholly owned subsidiary of Generex.  The core platform technologies of Antigen Express comprise immunotherapeutics for the treatment of malignant, infectious, allergic, and autoimmune diseases.  For more information, visit the Generex website at www.generex.com or the Antigen Express website at www.antigenexpress.com.  Information contained in, or accessible through, the websites of Generex or Antigen Express is not incorporated herein and is not a part of the proxy soliciting material.

Generex Contacts:

Investor Relations Contact:
American Capital Ventures, Inc.
Howard Gostfrand
1-877-918-0774

Media Contact:
Beckerman Public Relations
Angelene Taccini
Christina Brozek
201-452-4849